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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement on Form S-8 (File No. 33-14382) under the Securities Act of 1933 of Rohr, Inc., of our report dated October 19, 1994, contained in the Annual Report on Form 11-K under the Securities Exchange Act of 1934, for the year ended July 31, 1994, of the Rohr Industries, Inc. Savings Plan for Employees Covered By Collective Bargaining Agreement (Restated 1976).




San Diego, California
November 17, 1994